EXHIBIT 10.8

                              BOWATER INCORPORATED
                         NON-QUALIFIED OPTION AGREEMENT

     THIS AGREEMENT,  entered into as of the Grant Date (as defined in paragraph
1), by and between the Participant and Bowater Incorporated (the "Company");

                                WITNESSETH THAT:

     WHEREAS, the Company maintains the Bowater Incorporated 2006 Stock Option and Restricted Stock Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Non-Qualified Stock Option Award under the Plan;

         NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. Terms of Award. The following terms used in this Agreement shall have the meanings of set forth in this paragraph 1:

(a)  The "Participant" is . ----------------------------

(b)  The "Grant Date" is May 10, 2006 .
                        --------------

(c) The number of "Covered Shares" is shares of Stock. (d) The "Exercise Price" is $ per share. Other terms used in this Agreement are defined in the Plan or elsewhere in this Agreement.

     2. Award and Exercise Price. This Agreement specifies the terms of the option (the "Option") granted to the Participant to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

     3. Date of Exercise. If the Date of Termination does not occur prior to January 24, 2009, then the Option shall become exercisable on and after such date. Notwithstanding the foregoing provisions of this paragraph 3, the Option shall become vested and exercisable as follows:

(a) The Option shall be exercisable on the Date of Termination for a prorated number of Covered Shares, if the Date of Termination occurs by reason of the Participant's death, Disability, Retirement or involuntary termination without cause (as determined by the Company). The Participant's prorated number of Covered Shares shall be determined by multiplying the number of Covered Shares shown in paragraph 1 by a fraction of which the numerator shall be the number of days from January 24, 2006, to the Participant's Date of Termination and the denominator of which shall be 1095.

(b) The Option shall become fully exercisable upon a Change in Control that occurs on or before the Date of Termination. The Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares for which it was exercisable immediately prior to (or became exercisable on) the Date of Termination, or became exercisable upon the Date of Termination.

     4. Expiration. The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

(a)  the ten-year anniversary of the Grant Date;

(b) if the Date of Termination occurs by reason of Retirement or Disability, the five year anniversary of such Date of Termination;

(c) if the Date of Termination occurs by reason of death, the two-year anniversary of such Date of Termination;

(d) if the Date of Termination occurs for reasons other than death, Retirement or Disability the 90-day anniversary of such Date of Termination; or

(e) if the Participant's employment is terminated for cause, as determined by the Company, the Date of Termination.

     5. Method of Option Exercise. Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by complying with notification procedures specified by the Company's Human Resources Department at its corporate headquarters. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election. Payment shall be by cash or by check. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. Except as otherwise provided by the Committee, payments made with shares of Stock in accordance with clause (i) above shall be limited to shares held by the Participant for not less than six months prior to the payment date. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

     6. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock (i) which the Participant already owns, or (ii) to which the Participant is otherwise entitled under the Plan; provided, however, that shares described in this clause (ii) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

     7. Transferability. The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant.

     8. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant's death, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.

     9. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

     10. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

     11. Fractional Shares. In lieu of issuing a fraction of a share of the Stock resulting from any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 5.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

     12. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.

     13. No Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

     14. Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

         15. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any jurisdiction. 16. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

(a) Date of Termination. The term "Date of Termination" means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Date of Termination caused by the Participant being involuntarily discharged by the employer.

(b) Disability. The term "Disability" shall have the meaning contained in the Company's long-term disability plan.

(c) Retirement. The term "Retirement" shall mean the status of having terminated employment and being eligible for the payment of benefits immediately under any qualified or registered defined benefit pension plan maintained by Bowater Incorporated or a Subsidiary.

(d) Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                              Bowater Incorporated


                              By:
                                  --------------------------------------------
                              Name:  James T. Wright
                                     -----------------------------------------
                              Title: Sr. Vice President - Human Resources
                                     -----------------------------------------